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                                                                      Exhibit 21



                                  SUBSIDIARIES

         The subsidiaries of the Company as of October 31, 1993 are as follows:

                                                                             Jurisdiction of
Name of Subsidiary                                                            Incorporation
- ------------------                                                           ---------------
Angus Electronics Co.                                                        Delaware

Armtec Defense Products Co.                                                  Delaware

Auxitrol Co.                                                                 Delaware

Equipment Sales Co.                                                          Connecticut

Esterline International Finance N.V.                                         Netherlands Antilles

Excellon Automation Co.                                                      California
         Tulon Co.                                                           California
         Excellon U.K.                                                       California
         Excellon Europa GmbH                                                Germany

Federal Products Co.                                                         Delaware
         Federal Products U.K.                                               Delaware

Hytek Finishes Co.                                                           Delaware

Scientific Columbus Co.                                                      Delaware
(formerly Jemtec Electronics Co.)

Korry Electronics Co.                                                        Delaware

Midcon Cables Co.                                                            Delaware

Republic Electronics Co.                                                     Delaware

TA Mfg. Co.                                                                  California

W.A. Whitney Co.                                                             Illinois

Auxitrol Technologies S.A.                                                   France
         Auxitrol S.A.                                                       France


         The above list excludes certain subsidiaries that in the aggregate would not constitute a significant subsidiary as of the fiscal year ended October 31, 1993.